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   AMENDMENT NO. 2 TO AMENDED AND RESTATED INCENTIVE COMPENSATION AGREEMENT


     THIS AMENDMENT is made as of January 20, 1998, by Buckeye Management Company, a Delaware corporation ("BMC" and the "General Partner"), and Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, BMC and the Partnership have entered into an Amended and Restated Incentive Compensation Agreement, dated as of March 22, 1996, as amended by Amendment No. 1 to the Incentive Compensation Agreement, dated as of August 12, 1997 (the "Agreement");

     WHEREAS, BMC and the Partnership desire to amend the Agreement to reflect the issuance of limited partnership units ("LP Units") of the Partnership in connection with a two-for-one LP Unit split payable to holders of record of LP Units on January 29, 1998;

     WHEREAS, Section 3.6 of the Agreement provides that the Agreement may be amended only after complying with Section 17.4(a) of the Amended and Restated Agreement of Limited Partnership, dated as of December 15, 1986, as amended (the "Partnership Agreement"), which provides that, without the prior approval of a two-thirds interest of the limited partners of the Partnership, the General Partner shall not amend the Agreement in any material respect, unless such amendment does not, in the good faith opinion of the General Partner, adversely affect the limited partners of the Partnership in any material respect;

     WHEREAS, the Board of Directors of the General Partner, on behalf of the General Partner and the Partnership, have approved this Amendment;

     WHEREAS, the Board of Directors of the General Partner, on behalf of the General Partner, has further determined that this Amendment does not adversely affect the limited partners of the Partnership in any material respect.

     NOW THEREFORE, intending to be legally bound, the Agreement is hereby amended as follows:

     1. Section 1.4 of the Agreement is hereby amended and restated in its entirety as follows:

          "IPO Price" is $10.00 per Unit.

     2. Section 1.10 of the Agreement is hereby amended and restated in its entirety as follows:
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          "Target Quarterly Amount" is $.325 per quarter.

     3. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

          "Quarterly Incentive Compensation" If Quarterly Cash To Be Distributed for any calendar quarter exceeds the Aggregate Target Quarterly Amount, the Partnership shall, subject to Section 2.3, pay the General Partner incentive compensation equal to the sum of (a) 15% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.325 per LP Unit and (ii) does not exceed $.35 per LP Unit; (b) 25% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.35 per LP Unit and (ii) does not exceed $.375 per LP Unit;
          (c) 30% of the portion of the Quarterly Cash To Be Distributed which
          (i) exceeds $.375 per LP Unit and (ii) does not exceed $.40 per LP Unit; (d) 35% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.40 per LP Unit and (ii) does not exceed $.425 per LP Unit, (e) 40% of the portion of the Quarterly Cash To Be Distributed which (i) exceeds $.425 per LP Unit and (ii) does not exceed $.525 per LP Unit; and (f) 45% of the portion of the Quarterly Cash To Be Distributed which exceeds $.525 per LP Unit.

     4.   The following new Section 2.5 is hereby added to the Agreement:

          "2.5 Certain Events. If there is a change in the LP Units to divide the outstanding LP Units into a greater number of LP Units or to combine outstanding LP Units into a smaller number of LP Units, in each case in accordance with the terms and conditions of the Partnership Agreement, the amounts reflected in Sections 1.4, 1.10 and
          2.1 hereof shall be adjusted automatically to reflect such division or combination and shall apply to all subsequent calculations of incentive compensation payable to the General Partner."

     5. All terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

     6. Any provision of the Agreement which is inconsistent with the provisions of this Amendment shall be deemed amended to effectuate the intention expressed herein. Every other provision of the Agreement shall remain unchanged and in full force and effect.

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     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.


                         BUCKEYE MANAGEMENT COMPANY


                         By: _________________________________
                             Name:
                             Title:

                         BUCKEYE PARTNERS, L.P.

                         BY:  BUCKEYE MANAGEMENT COMPANY,
                              AS GENERAL PARTNER


                         By: _________________________________
                             Name:
                             Title:

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